Exhibit 12.1

[Letterhead of Tollefsen Business Law P.C.]

December 4, 2020

Board of Directors

Direct Communication Solutions, Inc.

17150 Via Del Campo Ste. 200

San Diego, CA 92127

Re:	Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Direct Communication Solutions, Inc., a Delaware corporation (the “Company”), in connection with its filing of an Offering Statement on Form 1-A (as amended or supplemented, the “Offering Statement”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of (i) up to 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) up to 1,000,000 warrants (the “Warrants”), with each Warrant exercisable by the holder to purchase, subject to adjustment in certain circumstances, one share of Common Stock, (iii) up to 140,000 warrants issuable to the broker as compensation by the Company (the “Broker Warrants”), and (iv) shares of Common Stock issuable upon exercise of the Warrants and Broker Warrants (the “Warrant Shares”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that when the Offering Statement has been qualified by order of the Securities and Exchange Commission the Shares, the Warrants, the Broker Warrants, and the Warrant Shares, when issued and sold in the manner contemplated by and upon the terms and conditions set forth in the Offering Statement and those certain Subscription Agreements, forms of which are included in the Offering Statement as Exhibits 4.1 and 4.2, will be legally issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of any laws except the General Corporation Law of the State of Delaware (including statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

This opinion letter has been prepared for use in connection with the Offering Statement, and this opinion may not be relied upon for any other purpose without our express written consent. Our opinion expressed herein is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Tollefsen Business Law PC
TOLLEFSEN BUSINESS LAW PC